Exhibit 99.1

Orthofix Reports Third Quarter 2020 Results

•	Net sales of $111.0 million, an increase of 52% sequentially and within 2% of our 2019 performance
•	US Spinal Implants third quarter net sales increased 19% over the prior year
•	Motion Preservation sales in the U.S. of $5.2 million, an increase of 44% sequentially and over 400% over prior year
•	Entered into an investment and co-development partnership with Neo Medical SA

LEWISVILLE, Texas —November 5, 2020— Orthofix Medical Inc. (NASDAQ:OFIX) today reported its financial results for the third quarter ended September 30, 2020. Net sales were $111.0 million, earnings per share (“EPS”) was $0.24 and adjusted EPS was $0.31.

“We are very pleased with our performance during the third quarter, which reflects continued strong execution and leadership as we navigate through the uncertainty of COVID, highlighted by 52% sequential global net sales growth over the second quarter of 2020,” said Orthofix President and Chief Executive Officer Jon Serbousek. “While we are encouraged by our performance across the organization, we are particularly excited about the performance of our U.S. spinal implants business, which grew 19% over the third quarter of 2019, driven by the continued success of M6.”

Mr. Serbousek continued, “In addition to strong financial performance during the quarter, we continued to execute successfully against our strategic initiatives. Included in that execution was the investment and co-development partnership with Neo Medical, which we believe will accelerate our efforts to bring single-use procedural solutions to market. Additionally, the strong adoption of the FITBONE® limb lengthening system during its limited market release is further strengthening our position in pediatric extremity deformity care. These strategic business development achievements combined with our initiative to institute a high-velocity cadence of product launches should position us for accelerating growth in the years to come. We have made substantial progress in refreshing our organizational structure and with this solid foundation in place, we are well positioned to execute.”

Financial Results Overview

The following table provides net sales by major product category by reporting segment:

	Three Months Ended September 30,
(Unaudited, U.S. Dollars, in thousands)	2020	2019	Change	Constant Currency Change
Bone Growth Therapies	$47,066	$48,836	(3.6%)	(3.6%)
Spinal Implants	25,505	22,947	11.1%	10.7%
Biologics	15,245	16,308	(6.5%)	(6.5%)
Global Spine	87,816	88,091	(0.3%)	(0.4%)
Global Extremities	23,169	25,408	(8.8%)	(11.5%)
Net sales	$110,985	$113,499	(2.2%)	(2.9%)

Gross profit decreased $3.9 million to $84.7 million. Gross margin decreased to 76.4% compared to 78.1% in the prior year period.

Net income was $4.7 million, or $0.24 per share, compared to net loss of $(40.5) million, or $(2.14) per share in the prior year period. Adjusted net income was $6.0 million, or $0.31 per share, compared to adjusted net income of $7.9 million, or $0.41 per share in the prior year period.

EBITDA was $15.0 million, compared to $(20.8) million in the prior year period. Adjusted EBITDA was $19.7 million, or 17.8% of net sales, compared to $20.3 million, or 17.9% of net sales, in the prior year period.

Liquidity

As of September 30, 2020, cash, cash equivalents, and restricted cash totaled $80.3 million compared to $70.4 million as of December 31, 2019. As of September 30, 2020, the Company had no borrowings under its five year $300 million secured revolving credit facility. Cash flow from operations increased $31.9 million to $52.0 million, while free cash flow increased $34.1 million to $39.3 million for the nine months ended September 30, 2020.

COVID-19 Impact

The global Coronavirus Disease 2019 ("COVID-19") pandemic has significantly affected the Company’s patients, communities, employees and business operations. The pandemic has led to the cancellation or deferral of elective surgeries and procedures; restrictions on travel; the implementation of physical distancing measures; and the temporary or permanent closure of businesses. However, the Company remains focused on protecting the health and wellbeing of its employees, partners, patients, and the communities in which it operates while assuring the continuity of its business operations.

At this time, the future trajectory of the COVID-19 pandemic remains uncertain, both in the U.S. and in other markets. Given these various uncertainties, it is unclear the extent to which lingering slowdowns in elective procedures will affect the Company’s business during the remainder of 2020 and beyond. The expected effects of COVID-19 on the Company’s business will depend on various factors including (i) the magnitude and length of increased case waves during the fall and winter, (ii) the comfort level of patients in returning to clinics and hospitals, (iii) the extent to which localized elective surgery shutdowns occur, (iv) the unemployment rate’s effect on potential patients lacking medical insurance coverage, and (v) general hospital capacity constraints occurring because of the need to treat COVID-19 patients.. As such, the Company is not providing quantitative guidance for the fourth quarter of 2020 at this time.

Conference Call

Orthofix will host a conference call today at 8:30 AM Eastern time to discuss the Company's financial results for the third quarter 2020. Interested parties may access the conference call by dialing (833) 670-0709 in the U.S. and (343) 761-2533 outside the U.S., and referencing the conference ID 9769675. A replay of the call will be available for three weeks by dialing (800) 585-8367 in the U.S. and (416) 621-4642 outside the U.S., and entering the conference ID 9769675. A webcast of the conference call may be accessed at ir.Orthofix.com/events-and-presentations.

About Orthofix

Orthofix Medical Inc. is a global medical device company focused on musculoskeletal products and therapies. The Company’s mission is to deliver innovative, quality-driven solutions while partnering with health care professionals on improving patients’ lives. Headquartered in Lewisville, Texas, Orthofix’s spine and orthopedic extremities products are distributed in over 70 countries via the Company's sales representatives and distributors. For more information, please visit www.orthofix.com.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, relating to our business and financial outlook, which are based on our current beliefs, assumptions, expectations, estimates, forecasts and projections. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “intends,” “predicts,” “potential,” or “continue” or other comparable terminology. These forward-looking statements are not guarantees of our future performance and involve risks, uncertainties, estimates and assumptions that are difficult to predict, including the risks described in Part II Item 1A under the heading Risk Factors of our quarterly report on Form 10-Q for the quarter ended September 30, 2020, and Part I, Item 1A under the heading Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2019 (the “2019 Form 10-K”). In addition to the risks described there, factors that could cause or contribute to such differences may include, but are not limited to, risks relating to the effects of the COVID-19 pandemic on our business, including (i) surgeries that use our products being delayed or cancelled as a result of hospitals and surgery centers being closed or limited to life-threatening and/or essential procedures, (ii) portions of our global workforce being unable to work fully and/or effectively due to illness, quarantines, government actions (including "shelter in place" orders or advisories), facility closures or other reasons related to the pandemic, (iii) disruptions to our supply chain, (iv) customers and payors being unable to satisfy contractual obligations to us, including the ability to make timely payment for purchases, (v) general economic weakness in markets in which we operate affecting customer spending, and (vii) other unpredictable aspects of the pandemic. To the extent that the COVID-19 pandemic continues to adversely affect our business and financial results, it may also have the effect of heightening many of the other risks described in Part I, Item 1A under the heading Risk Factors in our 2019 Form 10-K, such as our ability to generate sufficient cash flows to run our business and our ability to protect our information technology networks and infrastructure from unauthorized access, misuse, malware, phishing and other events that could have a security impact as a result of our remote working environment or otherwise. As a result of these various risks, our actual outcomes and results may differ materially from those expressed in these forward-looking statements.

This list of risks, uncertainties and other factors is not complete. We discuss some of these matters more fully, as well as certain risk factors that could affect our business, financial condition, results of operations, and prospects, in reports we file from time-to-time with the Securities and Exchange Commission, which are available to read at www.sec.gov. Any or all forward-looking statements that we make may turn out to be wrong (due to inaccurate assumptions that we make or otherwise), and our actual outcomes and results may differ materially from those expressed in these forward-looking statements. You should not place undue reliance on any of these forward-looking statements. Further, any forward-looking statement speaks only as of the date hereof, unless it is specifically otherwise stated to be made as of a different date. We undertake no obligation to update, and expressly disclaim any duty to update, our forward-looking statements, whether as a result of circumstances or events that arise after the date hereof, new information, or otherwise.

Company Contact
Orthofix Medical Inc.
Alexa Huerta
P: 214-937-3190
E: alexahuerta@orthofix.com

ORTHOFIX MEDICAL INC.

Condensed Consolidated Statements of Operations

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(U.S. Dollars, in thousands, except share and per share data)	2020	2019	2020	2019
	(unaudited)		(unaudited)
Net sales	$110,985	$113,499	$288,943	$338,461
Cost of sales	26,243	24,896	72,818	74,416
Gross profit	84,742	88,603	216,125	264,045
Sales and marketing	52,926	54,805	150,718	165,363
General and administrative	16,541	21,090	49,453	63,497
Research and development	9,962	7,982	28,691	26,191
Acquisition-related amortization and remeasurement	1,138	23,608	(2,766)	31,873
Operating income (loss)	4,175	(18,882)	(9,971)	(22,879)
Interest income (expense), net	(731)	186	(2,055)	386
Other income (expense), net	1,817	(8,146)	6,088	(8,786)
Income (loss) before income taxes	5,261	(26,842)	(5,938)	(31,279)
Income tax benefit (expense)	(607)	(13,656)	17,833	(8,869)
Net income (loss)	$4,654	$(40,498)	$11,895	$(40,148)

Net income (loss) per common share:
Basic	$0.24	$(2.14)	$0.62	$(2.13)
Diluted	0.24	(2.14)	0.61	(2.13)
Weighted average number of common shares:
Basic	19,335,718	18,957,876	19,217,057	18,847,728
Diluted	19,398,567	18,957,876	19,319,302	18,847,728

ORTHOFIX MEDICAL INC.

Condensed Consolidated Balance Sheets

(U.S. Dollars, in thousands, except share data)	September 30, 2020	December 31, 2019
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$79,810	$69,719
Restricted cash	490	684
Accounts receivable, net of allowances of $5,524 and $3,987, respectively	73,053	86,805
Inventories	82,859	82,397
Prepaid expenses and other current assets	18,457	20,948
Total current assets	254,669	260,553
Property, plant and equipment, net	63,689	62,727
Intangible assets, net	62,309	54,139
Goodwill	83,503	71,177
Deferred income taxes	38,047	35,117
Other long-term assets	14,915	11,907
Total assets	$517,132	$495,620
Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$16,943	$19,886
Current portion of finance lease liability	498	323
Other current liabilities	75,938	64,674
Total current liabilities	93,379	84,883
Long-term portion of finance lease liability	22,463	20,648
Long-term debt	—	—
Other long-term liabilities	46,394	62,458
Total liabilities	162,236	167,989
Contingencies
Shareholders’ equity
Common shares $0.10 par value; 50,000,000 shares authorized; 19,267,420 and 19,022,619 issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	1,927	1,902
Additional paid-in capital	285,203	271,019
Retained earnings	68,757	57,749
Accumulated other comprehensive loss	(991)	(3,039)
Total shareholders’ equity	354,896	327,631
Total liabilities and shareholders’ equity	$517,132	$495,620

ORTHOFIX MEDICAL INC.
Non-GAAP Financial Measures

The following tables present reconciliations of operating income (loss), net income (loss), EPS, and net cash from operating activities, in each case calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), to, as applicable, non-GAAP financial measures, referred to as "EBITDA," "Adjusted EBITDA," "Adjusted net income (loss)," "Adjusted EPS," and "Free cash flow" that exclude items specified in the tables. A more detailed explanation of the items excluded from these non-GAAP financial measures, as well as why management believes the non-GAAP financial measures are useful to them, is included following the reconciliations.

EBITDA and Adjusted EBITDA

	Three Months Ended September 30, 2020
(Unaudited, U.S. Dollars, in thousands)	Global Spine	Global Extremities	Corporate	Total Orthofix
Operating income (loss)	$13,247	$(1,687)	$(7,385)	$4,175
Other income (expense), net	610	1,077	130	1,817
Depreciation and amortization	4,445	1,434	1,059	6,938
Amortization of acquired intangibles	1,658	434	—	2,092
EBITDA	$19,960	$1,258	$(6,196)	$15,022
Share-based compensation	1,494	423	1,925	3,842
Foreign exchange impact	(626)	(1,125)	(132)	(1,883)
Strategic investments	15	217	642	874
Acquisition-related fair value adjustments	(700)	52	—	(648)
Loss on investment securities	—	—	—	—
Legal judgments/settlements	32	267	(1)	298
Succession and transition charges	941	304	78	1,323
Medical device regulation	22	204	488	714
Business interruption - COVID-19	48	43	89	180
Adjusted EBITDA	$21,186	$1,643	$(3,107)	$19,722

	Nine Months Ended September 30, 2020
(Unaudited, U.S. Dollars, in thousands)	Global Spine	Global Extremities	Corporate	Total Orthofix
Operating income (loss)	$23,879	$(9,766)	$(24,084)	$(9,971)
Other income (expense), net	745	750	4,593	6,088
Depreciation and amortization	9,560	4,151	3,232	16,943
Amortization of acquired intangibles	4,486	870	—	5,356
EBITDA	$38,670	$(3,995)	$(16,259)	$18,416
Share-based compensation	4,586	1,578	5,291	11,455
Foreign exchange impact	(712)	(902)	(161)	(1,775)
Strategic investments	30	473	1,366	1,869
Acquisition-related fair value adjustments	(7,600)	100	—	(7,500)
Loss on investment securities	—	—	219	219
Legal judgments/settlements	(420)	546	372	498
Succession and transition charges	2,022	1,402	762	4,186
Medical device regulation	376	496	967	1,839
Business interruption - COVID 19	389	308	(4,335)	(3,638)
Adjusted EBITDA	$37,341	$6	$(11,778)	$25,569

	Three Months Ended September 30, 2019
(Unaudited, U.S. Dollars, in thousands)	Global Spine	Global Extremities	Corporate	Total Orthofix
Operating income (loss)	$(8,961)	$691	$(10,612)	$(18,882)
Other income (expense), net	(775)	(814)	(6,557)	(8,146)
Depreciation and amortization	2,365	1,352	1,220	4,937
Amortization of acquired intangibles	1,338	—	—	1,338
EBITDA	$(6,033)	$1,229	$(15,949)	$(20,753)
Share-based compensation	1,291	566	2,280	4,137
Foreign exchange impact	776	803	18	1,597
Strategic investments	154	—	1,966	2,120
Acquisition-related fair value adjustments	22,270	—	—	22,270
Loss on investment securities	—	—	6,534	6,534
Legal judgments/settlements	2	1,312	2	1,316
Succession and transition charges	757	—	1,683	2,440
Medical device regulation	267	150	182	599
Adjusted EBITDA	$19,484	$4,060	$(3,284)	$20,260

	Nine Months Ended September 30, 2019
(Unaudited, U.S. Dollars, in thousands)	Global Spine	Global Extremities	Corporate	Total Orthofix
Operating income (loss)	$11,465	$1,049	$(35,393)	$(22,879)
Other income (expense), net	(999)	(1,221)	(6,566)	(8,786)
Depreciation and amortization	6,866	3,978	3,603	14,447
Amortization of acquired intangibles	3,733	—	—	3,733
EBITDA	$21,065	$3,806	$(38,356)	$(13,485)
Share-based compensation	4,604	1,699	6,187	12,490
Foreign exchange impact	1,001	1,145	41	2,187
Strategic investments	1,403	—	7,611	9,014
Acquisition-related fair value adjustments	28,849	—	—	28,849
Loss on investment securities	—	—	6,534	6,534
Legal judgments/settlements	(498)	1,039	23	564
Succession and transition charges	889	—	5,551	6,440
Medical device regulation	267	150	182	599
Adjusted EBITDA	$57,580	$7,839	$(12,227)	$53,192

Adjusted Net Income (Loss)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Unaudited, U.S. Dollars, in thousands)	2020	2019	2020	2019
Net income (loss)	$4,654	$(40,498)	$11,895	$(40,148)
Foreign exchange impact	(1,883)	1,597	(1,775)	2,187
Strategic investments	872	2,120	1,869	9,014
Acquisition-related fair value adjustments	(648)	22,270	(7,500)	28,849
Amortization of acquired intangibles	2,092	1,338	5,356	3,733
Interest and loss on investment securities	—	6,017	219	5,328
Legal judgments/settlements	298	1,316	498	564
Succession and transition charges	1,323	2,440	4,186	6,440
Medical device regulation	714	599	1,839	599
Business interruption - COVID-19	183	—	(3,635)	—
Long-term income tax rate adjustment	(1,609)	10,725	(16,515)	2,002
Adjusted net income (loss)	$5,996	$7,924	$(3,563)	$18,568

Adjusted EPS

	Three Months Ended September 30,		Nine Months Ended September 30,
(Unaudited, per diluted share)	2020	2019	2020	2019
EPS	$0.24	$(2.14)	$0.61	$(2.13)
Foreign exchange impact	(0.10)	0.08	(0.09)	0.11
Strategic investments	0.04	0.11	0.10	0.47
Acquisition-related fair value adjustments	(0.03)	1.19	(0.39)	1.55
Amortization of acquired intangibles	0.11	0.07	0.28	0.19
Interest and loss on investment securities	—	0.31	0.01	0.28
Legal judgments/settlements	0.02	0.07	0.03	0.03
Succession and transition charges	0.07	0.13	0.22	0.33
Medical device regulation	0.04	0.03	0.10	0.03
Business interruption - COVID-19	0.01	—	(0.19)	—
Long-term income tax rate adjustment	(0.09)	0.56	(0.87)	0.10
Adjusted EPS	$0.31	$0.41	$(0.19)	$0.96

Weighted average number of diluted common shares (treasury stock method)	19,405,781	19,306,006	19,217,057	19,290,124

Free Cash Flow

	Nine Months Ended September 30,
(Unaudited, U.S. Dollars, in thousands)	2020	2019
Net cash from operating activities	$51,981	$20,090
Capital expenditures	(12,704)	(14,881)
Free cash flow	$39,277	$5,209

Constant Currency

Constant currency is a non-GAAP measure, which is calculated by using foreign currency rates from the comparable, prior-year period, to present net sales at comparable rates. Constant currency can be presented for numerous GAAP measures, but is most commonly used by management to analyze net sales without the impact of changes in foreign currency rates.

EBITDA

EBITDA is a non-GAAP financial measure, which is calculated by adding interest income (expense), net; income tax expense (benefit); and depreciation and amortization to net income. EBITDA provides management with additional insight to its results of operations. EBITDA is the primary metric used by our Chief Operating Decision Maker in managing our business.

Adjusted EBITDA, Adjusted Net Income (Loss) and Adjusted EPS

These non-GAAP financial measures provide management with additional insight to its results of operations and are calculated using the following adjustments:

•

Share-based compensation – costs related to our share-based compensation plans, which include stock options, restricted stock awards, market-based restricted stock awards and our stock purchase plan; see the share-based compensation footnote in our Form 10-Q for the quarter ended September 30, 2020 for an allocation of these costs by consolidated statement of income line item; note that certain share-based compensation costs are instead included within succession and transition charges for 2019 and 2020

•	Foreign exchange impact – gains and losses related to foreign currency transactions, which are recorded as other expense, net
•

Strategic investments – costs related to our strategic investments, such as due diligence and integration costs, or costs associated with the evaluation and completion of changing the Company’s jurisdiction of organization from Curacao to the State of Delaware, which are primarily recorded as general and administrative expenses

•

Acquisition-related fair value adjustments – comprised of i) gains and losses related to remeasurement of contingent consideration to fair value, which are recorded as operating expenses and ii) the amortization of an adjustment made to inventory acquired to reflect the expected selling price of the acquired inventory less the cost of expected selling efforts and a reasonable profit allowance for the selling effort for finished goods inventory, which is recorded as cost of sales

Also included in this line are adjustments totaling $0.04 and $0.05 per share in the presentation of Adjusted EPS to account for the difference in the weighted average number of shares outstanding for GAAP and Non-GAAP reporting purposes due to our reported net loss position under GAAP and net income position under Non-GAAP for the three and nine months ended September 30, 2019, respectively, as these charges were the primary driver of our net loss position

•

Amortization of acquired intangibles – amortization of intangible assets acquired in business combinations or asset acquisitions, including items such as developed technologies, customer relationships, trade names, manufacturing agreements, and other intangible assets, which are recorded in cost of sales or operating expenses

•

Interest and loss on investment securities – net gains or losses recognized (realized or unrealized) within other expense, net or interest income recognized relating to our investments in eNeura Inc. and Bone Biologics, Inc.

•	Legal judgments/settlements – adverse or favorable legal judgments or negotiated legal settlements, which are recorded as general and administrative expenses
•

Succession and transition charges – costs related to the transition of certain named executive officers and certain targeted restructuring costs, including any cessation and onboarding amounts, accelerated share-based compensation expense, consulting services, and other related expenses, which are primarily recorded as general and administrative expenses

•

Medical device regulation – incremental costs incurred to establish the initial compliance with the regulations set forth by the European Union Medical Device Regulation (“MDR”) and the U.S. Food and Drug Administration related to our currently-approved medical devices; the new European Union MDR provides a transition period until May 2021 for currently-approved medical devices to meet the additional requirements and for certain devices this transition period can be extended until May 2024; the incremental costs to comply with these regulations primarily include third-party consulting costs necessary to supplement our internal resources and are recorded as research and development expenses

•

Business interruption – COVID-19 – gains and losses related to the realized effects the COVID-19 pandemic has had on our business operation, which consist primarily of i) certain proceeds received as part of the Coronavirus Aid, Relief, and

Economic Security Act (“CARES Act”), which are recognized in other income, ii) inventory reserve adjustments related to product set to expire, which are reflected in cost of sales, and iii) incremental costs incurred to enhance the safety and sanitation of our facilities in response to COVID-19, which are primarily reported in general and administrative expenses

•

Long-term income tax rate adjustment – reflects management’s expectation of a long-term normalized effective tax rate of 27% for 2019 and 2020 results and outlook, which is based on current tax law and current expected adjusted income; actual reported tax expense will ultimately be based on GAAP earnings and may differ from the expected long-term normalized effective tax rate due to a variety of factors, including the resolutions of issues arising from tax audits with various tax authorities, the ability to realize deferred tax assets, and the tax impact of certain reconciling items that are excluded in determining Adjusted Net Income and Adjusted EPS

Free Cash Flow

Free cash flow is a non-GAAP financial measure, which is calculated by subtracting capital expenditures from cash flow from operating activities. Free cash flow is an important indicator of how much cash is generated or used by our normal business operations, including capital expenditures. Management uses free cash flow as a measure of progress on its capital efficiency and cash flow initiatives.

Usefulness and Limitations of Non-GAAP Financial Measures

Management uses non-GAAP measures to evaluate performance period-over-period, to analyze the underlying trends in our business, to assess performance relative to competitors and to establish operational goals and forecasts that are used in allocating resources. Management uses these non-GAAP measures as the basis for assessing the ability of the underlying operations to generate cash. In addition, management uses these non-GAAP measures to further its understanding of the performance of our business units.

Material Limitations Associated with the Use of Non-GAAP Financial Measures

The non-GAAP measures used in this press release may have limitations as analytical tools, and should not be considered in isolation or as a replacement for GAAP financial measures. Some of the limitations associated with the use of these non-GAAP financial measures are that they exclude items that reflect an economic cost and can have a material effect on cash flows. Similarly, certain non-cash expenses, such as equity compensation, do not directly impact cash flows, but are part of total compensation costs accounted for under GAAP.

Compensation for Limitations Associated with Use of Non-GAAP Financial Measures

We compensate for the limitations of our non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance. The GAAP results provide the ability to understand our performance based on a defined set of criteria. The non-GAAP measures reflect the underlying operating results of our businesses, which we believe is an important measure of our overall performance. We provide a detailed reconciliation of the non-GAAP financial measures to our most directly comparable GAAP measures, and encourage investors to review this reconciliation.

Usefulness of Non-GAAP Financial Measures to Investors

We believe that providing non-GAAP financial measures that exclude certain items provides investors with greater transparency to the information used by senior management in its financial and operational decision-making. Management believes it is important to provide investors with the same non-GAAP metrics it uses to supplement information regarding the performance and underlying trends of our business operations in order to facilitate comparisons to its historical operating results and internally evaluate the effectiveness of our operating strategies. Disclosure of these non-GAAP financial measures also facilitates comparisons of our underlying operating performance with other companies in the industry that also supplement their GAAP results with non-GAAP financial measures.

Source

Orthofix Medical Inc.